Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of CaesarStone Ltd. Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. In accordance with Rule 13d-1(k)(1), the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G and any amendments thereto with respect to the equity securities (as defined in Rule 13d-1(i)) of the issuer, beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G and any amendments thereto.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

March 14, 2018

Itshak Sharon (Tshuva) /s/ Itshak Sharon (Tshuva) _________________________ By: Itshak Sharon (Tshuva)

Delek Group Ltd. /s/ Leora Pratt Levin _________________________ By: Leora Pratt Levin* Title: V.P. Legal Affairs

/s/ Gabi Last _________________________ By: Gabi Last* Title: Chairman

The Phoenix Holding Ltd. /s/ Eli Schwartz __________________________ By: Eli Schwartz** Title: Chief Financial Officer

/s/Menachem Neeman __________________________ By: Menachem Neeman** Title: Legal Counsel and Company Secretary

* Signature duly authorized by resolution of the Board of Directors, notice of which is attached as Exhibit 2 to this Schedule 13G.

** Signature duly authorized by resolution of the Board of Directors, notice of which is attached as Exhibit 3 to this Schedule 13G.